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                                                                     EXHIBIT 11

                           ALEXANDER & BALDWIN, INC.
                       COMPUTATION OF EARNINGS PER SHARE
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                    (In thousands, except per share amounts)

                                             1997          1996         1995
                                             ----          ----         ----


Basic Earnings Per Share
------------------------
   Income from continuing operations      $  81,387     $  65,285     $  32,419
   Income from discontinued operations         -             -           23,336
                                          ---------     ---------     ---------
   Net income                             $  81,387     $  65,285     $  55,755
                                          =========     =========     =========
   Average number of shares outstanding      45,182        45,303        45,492
                                          =========     =========     =========
   Basic earnings per share from
            continuing operations         $    1.80     $    1.44     $    0.72
   Basic earnings per share from
            discontinued operations             -             -            0.51
                                          ---------     ---------     ---------
   Basic earnings per share               $    1.80     $    1.44     $    1.23
                                          =========     =========     =========

Diluted Earnings Per Share
--------------------------

   Income from continuing operations      $  81,387     $  65,285     $  32,419
   Income from discontinued operations         -              -          23,336
                                          ---------     ----------    ---------
   Net income                             $  81,387     $  65,285     $  55,755
                                          =========     =========     =========
   Average number of shares outstanding      45,182        45,303        45,492
   Effect of assumed exercise of
      outstanding stock options                 127            72            25
                                          ---------     ---------     ---------
   Average number of shares outstanding
      after assumed exercise of
      outstanding stock options              45,309        45,375        45,517
                                          =========     =========     =========
   Diluted earnings per share from
            continuing operations         $    1.80     $    1.44     $    0.72
   Diluted earnings per share from
      discontinued operations                   -             -            0.51
                                          ---------     ---------     ---------
   Diluted earnings per share             $    1.80     $    1.44     $    1.23
                                          =========     =========     =========

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